The State of Texas
                               SECRETARY OF STATE
                             CERTIFICATE OF MERGER

The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of Merger of

                          DEFINITION TECHNOLOGIES, INC.
                              a Texas corporation
                                      with
                            TELMARK WORLDWIDE, INC.
                            a Nevad no permit entity

have been received in this office and are found to conform to law. ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of Merger.

Filed          October 26, 2000

Effective      October 26, 2000


                                             /s/ Elton Bomer
                                             ___________________________________
                                                      Elton Bomer
                                                   Secretary of State

[Seal for State of Texas]

                               ARTICLES OF MERGER

TO: Secretary of State of the State of Texas and to the Secretary of State of the State of Nevada:

The undersigned  corporations,  pursuant to the Texas Business  Corporation Act,
Article 5.01, et. seq., and Nevada Revised Statutes, Chapt. 78, et, seq., and 92A 100, et. seq., hereby execute in duplicate the following Articles of Merger:

1. The plan of merger is as follows: See Exhibit "A" attached hereto and incorporated herein by reference.

2. As to each of the undersigned corporations, the number of shares outstanding, and the designation and number of outstanding shares of each class entitled to vote as a class on such plan, are as follows:


                       Number of Shares  Designation  Number of
Name of Corporation    Outstanding       of Class     Shares Authorized to issue
-------------------    -----------       --------     --------------------------
DEFINITION TECHNOLOGIES, INC.
a Texas Corporation       1,000          Common       100,000

TELMARK WORLDWIDE, INC.
a Nevada Corporation      1,000          Common       100,000,000

3. As to each of the undersigned corporations, the total number of shares voted for and against such plan, respectfully, and, as to each class entitled to vote thereon as a class, the number of shares of such class voted for and against such plan, respectfully, are as follows:

                              Total          Total
Name of Corporation           Voted For      Voted Against       Abstain
-------------------           ---------      -------------       -------

DEFINITION TECHNOLOGIES, INC.,  1,000        -0-                 -0-
A Texas Corporation

TELMARK WORLDWIDE, INC.,        1,000        -0-                 -0-
A Nevada Corporation

DATED this l1th day of Sep, 2000.

DEFINITION TECHNOLOGIES, INC.
By: /s/ Charles R. Kiefner
   -------------------------------------
Title: President
By: /s/ Charles R. Kiefner
   -------------------------------------
Title: Secretary


TELMARK WORLDWIDE, INC.
By: /s/ Charles R. Kiefner
   -------------------------------------
Title: President
By: /s/ Charles R. Kiefner
   -------------------------------------
Title: Secretary

           AGREEMENT BY SURVIVING CORPORATION WITH SECRETARY OF STATE

          TO: Secretary of State of the State of Nevada:

          The undersigned corporation, a Nevada corporation, pursuant to the provisions of Texas Business Corporation Act, Chapt. 5.01, et. seq., hereby executes the following Agreement of Merger with the Secretary of the State of
Nevada:

          1 The name of the undersigned corporation is TELMARK WORLDWIDE, INC,

          2. The undersigned corporation is the surviving corporation pursuant to a merger effected on September___, 2000, with DEFINITION TECHNOLOGIES, INC., a Texas corporation.

          3. The undersigned corporation is to be governed by the laws of the State of Nevada.

          4. The undersigned corporation hereby agrees that it may be served with process in the State of Nevada in any proceeding for the enforcement of any obligation of any domestic corporation which is a party to this merger and in any such domestic corporation against the surviving corporation.

          5.  The  undersigned   corporation  hereby  irrevocably  appoints  the
Secretary of the State of Nevada as its agent to accept service of process in any proceeding described hereinabove in paragraph 4 of this Agreement.

          6. The undersigned corporation hereby agrees that it will promptly pay to the dissenting shareholders of any such domestic corporation the amount, if any, to which such dissenting shareholder shall be entitled under the provisions of the Nevada Revised Statutes, Chapt. 78, et. seq. with respect to the rights of dissenting shareholders.


          7. The surviving corporation will be responsible for the payment of all such fees and franchise taxes and will be obligated to pay such fees and franchise taxes if the same are not timely paid.


         DATED this 11th day of Sep, 2000.

                  TELMARK WORLDWIDE, INC.

                  By:    /s/ Charles R. Kiefner
                         ---------------------------------
                  Title: President
                         ---------------------------------

STATE OF FLORIDA  )
                  )
County of BREVARD )

          On this 11th day of Sept 2000, before me, the undersigned, a Notary Public in and for the State of Florida personally appeared Charles R. Kiefner, to me known to be the President of TELMARK WORLDWIDE, INC., who executed the within and foregoing instrument and acknowledged the said instrument to be the free and voluntary act and deed for the uses and purposes therein mentioned, and on oath states that he was authorized to execute said instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal and affixed my official seal the day and year first above written.


                    /s/ JAMES PONSON
                    ----------------------------------------------------------
                    Notary Public in and for the State of Florida residing at Brevard County



                            JAMES PONSON   [SEAL]
                            MY COMMISSION # CC 660077
                            EXPIRES: June 30, 2001
                            Bonded Thru Notary Public Underwriters

                                  EXHIBIT "A"
                          AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER dated as of September ____, 2000, by and between DEFINITION TECHNOLOGIES, INC., a Texas corporation (herein called the "Texas Corporation") and TELMARK WORLDWIDE, INC., a Nevada corporation (herein called the "Nevada Corporation"), said corporations being herein sometimes referred to as the "Constituent Corporations.

         The Texas Corporation is a corporation duly organized and existing under the laws of the State of Texas, having been incorporated thereunder on August 22, 1997. The Nevada Corporation is a corporation organized and existing under the laws of the State of Nevada, having been incorporated thereunder September , 2000. The Constituent Corporations were both organized under their present names, and such names have never been changed.

         The authorized capitalization of the Texas Corporation consists of 100,000 shares of Common Stock, $0.01 par value per share, of which 1,000 shares are issued and outstanding as of the date hereof.

         The authorized capitalization of the Nevada Corporation consists of 5,000,000 shares of Preferred Stock, par value $0.001 per share, of which -0-are outstanding, and 100,000,000 shares of Common Stock, par value $0.001 per share, of which 1,000 shares are issued and outstanding as of the date hereof.

          The principal office in the State of Nevada of the Nevada Corporation is located at 18-- East Sahara, Suite 107, Las Vegas, Nevada, 89703. The registered agent's office in the State of Texas of the Texas Corporation is located at 1400 Turtle Creek Drive, Dallas, Texas, 75207, and Gerald L. Beeson is the agent in charge thereof upon whom process against the Nevada Corporation may be served.

          The Board of Directors of the Texas Corporation and the Board of Directors of the Nevada Corporation deem it to the benefit and advantage of each of said corporations and their respective stockholders that said corporations merge under and pursuant to the provisions of Chapt. 5.01, et. seq., of Texas Business Corporation Act, State of Texas and Chapt. 78, et. seq., and 92A.100, et. seq., of the Nevada Business Corporation Act of the State of Nevada, and the Board of Directors of each of the Constituent Corporations, by resolution duly adopted, has approved this Agreement and Plan of Merger (sometimes herein called the "Agreement") and a majority of the Directors of each has duly authorized the execution of the same and each of said Boards of Directors has directed that the Agreement be submitted to a vote of the respective stockholders of the Texas Corporation and the Nevada Corporation entitled to vote thereon (namely, all of the stockholders of each) at stockholder meetings called separately for the purpose, among others, of considering approval of the Agreement.

          In consideration of the foregoing and the mutual agreements hereinafter set forth, the parties hereto agree that in accordance with the provisions of the Texas Corporation Act of the State of Texas and the Business Corporation Act of the State of Nevada, the Texas Corporation shall be merged with and into the Nevada Corporation, and that the terms and conditions of such merger and the mode of carrying it into effect are, and shall be, as herein set forth.

                                    ARTICLE I

          Except as herein specifically set forth, the corporate existence of the Nevada Corporation, with all its purposes, powers and objects, shall continue in effect and unimpaired by the merger and the corporate identity and existence, with all the purposes, powers and objects of the Texas Corporation, and such Texas corporation shall be merged into the Nevada Corporation and the Nevada Corporation, as the corporation surviving the merger, shall be fully vested therewith. The separate existence and corporate organization of the Texas Corporation shall cease ax soon as the merger shall become effective as herein provided, and thereupon the Texas Corporation and the Nevada Corporation shall be a single corporation, to wit, the Nevada Corporation (hereinafter sometimes referred to as the "Surviving Corporation"). This Agreement shall continue in effect and the merger shall become effective only if the Agreement is adopted by the stockholders of the constituent Corporations as provided in Article XI hereof. Upon such adoption, that fact shall be certified upon the Agreement by the Secretary of each of the constituent Corporations, under the seals thereof. Thereupon, complying with the requirements of the Texas Business Corporation Act of the State of Texas and the Business Corporation Act of the State of Nevada, this Agreement shall be filed in the office of the Secretary of State of Texas and a copy of this Agreement shall be filed with the Secretary of State of the State of Nevada.

          The merger shall become effective when the necessary filings and recordings shall have been accomplished in Texas and the necessary filings and recordings shall have been accomplished in Nevada.

          The date when the merger becomes effective is sometimes herein referred to as the "effective date of the merger."

                                   ARTICLE II

          Upon the effective date of merger, the Certificate of Incorporation of the Texas Corporation, as hereinafter amended, shall be the Certificate of Incorporation of the Surviving Corporation.

          Said Certificate of Incorporation is made a part of this Agreement and plan of Merger with the same force and effect as if set forth in full.

                                   ARTICLE III

          Upon the  effective  date of the  merger,  the  Bylaws  of the  Nevada
Corporation shall be the bylaws of the Surviving Corporation until the same shall thereafter be altered, amended or repealed in accordance with law, the Certificate of Incorporation, and said Bylaws.

                                   ARTICLE IV

          On the effective date of the merger, the Surviving Corporation shall continue in existence and, without further transfer, succeed to and possess all of the rights, privileges, and purposes of each of the Constituent Corporations; and all of the property, real and personal, including subscriptions to shares, causes of action and every other asset of each of the Constituent Corporations, shall vest in the Surviving Corporation without further act or deed; and the Surviving Corporation shall be liable for all of the liabilities, obligations and penalties of each of the Constituent Corporations. No liability or obligation due or to become due, claim or demand for any cause existing against either corporation, or any stockholder, officer, director or employee thereof; shall be released or impaired by such merger. No action or proceeding, whether civil or criminal, then pending by or against either Constituent Corporation or any stockholder, officer, director or employee thereof shall abate or be discontinued by such merger, but may be enforced, prosecuted, defended, settled or compromised as if such merger had not occurred or the Surviving Corporation may be substituted in any action or proceeding in place of either Constituent Corporation. If at any time the Surviving Corporation shall consider or be advised that any further assignments, conveyances or assurances in law are necessary or desirable to vest, perfect or confirm of record in the Surviving Corporation the title to any property or rights of the Constituent Corporations, or otherwise to carry out the provisions hereof, the proper officers and directors of the Constituent Corporations, as of the effective date of the merger, shall execute and deliver any and all proper deeds, assignments and assurances in law, and do all things necessary or proper to vest, perfect or confirm title to such property rights in the Surviving Corporation, and otherwise to carry out the provisions hereof.

                                    ARTICLE V

          The number of shares of stock which the Surviving Corporation shall have authority to issue shall be 5,000,000 shares of Preferred Stock, par value $0.001 per share, and 100,000,000 shares of Common Stock, par value $0.001 per share.

                                   ARTICLE VI

          Upon the effective date of the merger, each issued and outstanding share of Common Stock of the Texas Corporation, $0.01 par value, shall be and become converted into one fully paid and nonassessable shares of Common Stock, $0.001 par value, of the Surviving corporation. Outstanding certificates representing shares of Common Stock of the Nevada Corporation shall thenceforth represent the same number of shares of Common Stock of the Surviving Corporation, and the holder thereof shall be entitled to precisely the same rights he would enjoy if he held certificates issued by the Surviving Corporation. Upon the surrender of any such certificate to the Surviving Corporation at its principal office, the transferee or other holder of the certificates surrendered shall receive in exchange therefor a certificate or certificates of the Surviving Corporation. Upon the effective date of the merger, each outstanding option or right to purchase or otherwise acquire shares of Common Stock of the Texas Corporation shall be converted, forthwith upon the merger becoming effective, into and become an option or right to purchase or otherwise acquire the same number of shares of Common Stock of the Surviving Corporation on the same terms and conditions, and, in connection therewith, the same number of shares of Common Stock of the Surviving Corporation shall be reserved for issuance by the Surviving Corporation as were reserved by the Texas Corporation immediately prior to the merger.

                                   ARTICLE VII

          Upon the merger becoming effective, the shares of Common Stock, $0.01 par value per share, of the Texas Corporation which shall be outstanding immediately prior to the effective date of the merger, shall be cancelled and retired, and no new shares of Common Stock or other securities of the Texas Corporation shall be issuable with respect thereto.

                                  ARTICLE VIII

          The officer and director of the Surviving Corporation is CHARLES R. KIEFNER, until his successors shall have been elected and shall qualify or as otherwise provided in the Bylaws of the Surviving Corporation.

                                   ARTICLE IX

          All corporate acts, plans, policies, approvals and authorizations of the Nevada Corporation, its stockholders, Board of Directors, committees elected or appointed by the Board of Directors, officers and agents, which were valid and effective immediately prior to the effective date of the merger, shall be taken for all purposes as the acts, plans, policies, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as they were on the Nevada Corporation. It is intended that the transaction described herein qualifies as a reorganization within the definition of Clause (A) of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended.

                                    ARTICLE X

          This Agreement of Merger shall be submitted to the stockholders of each of the Constituent Corporations as provided by the applicable laws of the States of Texas and Nevada. There shall be required for the adoption of this Agreement by the Texas Corporation, the affirmative vote of the holders of at least 50.1% of the capital stock outstanding. In addition, consummation of the merger shall be subject to obtaining any consents or approvals determined by the respective Boards of Directors of the Constituent Corporations to be necessary to effect such merger.

                                   ARTICLE XI

          The Surviving Corporation hereby agrees that it may be served with process in the State of Nevada in any proceeding for enforcement of any obligation of the Nevada Corporation as well as for enforcement of any obligation resulting from the merger, and hereby irrevocably appoints the Secretary of State of the State of Nevada as its agent to accept service of process in any such suit or other proceeding. The address to which a copy of such process shall be mailed by the Secretary of State of the State of Nevada is: 1800 East Sahara, Suite 107, Las Vegas, Nevada 89104, and the name of its initial registered agent at such address is Nevada Corporate Services.

                                   ARTICLE XII

          This Agreement and the merger may be terminated and abandoned by resolutions of the Board of Directors of the Texas Corporation and the Nevada Corporation prior to the merger becoming effective. In the event of the termination and the abandonment of this Agreement and the merger pursuant to the foregoing provisions of this Article XII, this Agreement shall become void and of no further effect without any liability on the part of either of the Constituent Corporations or its stockholders or the directors or officers in respect thereof.

                                  ARTICLE XIII

         This agreement and plan of merger may be executed in counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, each party to this Agreement and Plant of Merger, pursuant to authority duly given by its respective Boards of Directors, has caused this Agreement to be executed on its behalf by its President and attested to by its Secretary as of the day and year first hereinabove written.


DEFINITION TECHNOLOGIES, INC.
By: /s/ Charles R. Kiefner
   -------------------------------------
Title: President
By: /s/ Charles R. Kiefner
   -------------------------------------
Title: Secretary


TELMARK WORLDWIDE, INC.
By: /s/ Charles R. Kiefner
   -------------------------------------
Title: President
By: /s/ Charles R. Kiefner
   -------------------------------------
Title: Secretary

STATE OF FLORIDA  )
                  )
County of BREVARD )

CHARLES R. KIEFNER, being first duly sworn on oath, deposes and says:

That he is the President of DEFINITION TECHNOLOGIES, INC., a Texas corporation; that he has read the foregoing Articles of Merger, knows the contents thereof and believes the same to be true.




                /s/ JAMES PONSON
                ----------------------------------------------------------
                Subscribed and sworn to before me this 11th day of Sept, 2000. Notary Public in and for the State of Florida residing at Brevard County



                            JAMES PONSON   [SEAL]
                            MY COMMISSION # CC 660077
                            EXPIRES: June 30, 2001
                            Bonded Thru Notary Public Underwriters

STATE OF FLORIDA  )
                  )
County of BREVARD )

CHARLES R. KIEFNER, being first duly sworn on oath, deposes and says:

That he is the President of TELMARK WORLDWIDE, INC., a Nevada corporation; that he has read the foregoing Articles of Merger, knows the contents thereof and believes the same to be true.




                /s/ JAMES PONSON
                ----------------------------------------------------------
                Subscribed and sworn to before me this 11th day of Sept, 2000. Notary Public in and for the State of Florida residing at Brevard County



                            JAMES PONSON   [SEAL]
                            MY COMMISSION # CC 660077
                            EXPIRES: June 30, 2001
                            Bonded Thru Notary Public Underwriters

                                   EXHIBIT "B"

As to each Corporation or other entity that is party to the merger, a statement that the approval of the plan of merger was and is authorized by all actions regulated by the laws under which it was incorporated and by its constituent documents.

                               ARTICLES OF MERGER

TO: Secretary of State of the State of Texas and to the Secretary of State of the State of Nevada:

The undersigned  corporations,  pursuant to the Texas Business  Corporation Act,
Article 5.01, et. seq., and Nevada Revised Statutes, Chapt. 78, et, seq., and 92A 100, et. seq., hereby execute in duplicate the following Articles of Merger:

1. The plan of merger is as follows: See Exhibit "A" attached hereto and incorporated herein by reference.

2. As to each of the undersigned corporations, the number of shares outstanding, and the designation and number of outstanding shares of each class entitled to vote as a class on such plan, are as follows:


                       Number of Shares  Designation  Number of
Name of Corporation    Outstanding       of Class     Shares Authorized to issue
-------------------    -----------       --------     --------------------------
DEFINITION TECHNOLOGIES, INC.
a Texas Corporation       1,000          Common       100,000

TELMARK WORLDWIDE, INC.
a Nevada Corporation      1,000          Common       100,000,000

3. As to each of the undersigned corporations, the total number of shares voted for and against such plan, respectfully, and, as to each class entitled to vote thereon as a class, the number of shares of such class voted for and against such plan, respectfully, are as follows:

                              Total          Total
Name of Corporation           Voted For      Voted Against       Abstain
-------------------           ---------      -------------       -------

DEFINITION TECHNOLOGIES, INC.,  1,000        -0-                 -0-
A Texas Corporation

TELMARK WORLDWIDE, INC.,        1,000        -0-                 -0-
A Nevada Corporation

DATED this l1th day of Sep, 2000.

DEFINITION TECHNOLOGIES, INC.
By: /s/ Charles R. Kiefner
   -------------------------------------
Title: President
By: /s/ Charles R. Kiefner
   -------------------------------------
Title: Secretary


TELMARK WORLDWIDE, INC.
By: /s/ Charles R. Kiefner
   -------------------------------------
Title: President
By: /s/ Charles R. Kiefner
   -------------------------------------
Title: Secretary